DEALER SALES AGREEMENT

                                     between

                             SURVIVALINK CORPORATION
                                 5420 Feltl Road
                          Minneapolis, Minnesota 55343
                               Ph. (612) 939-4181

                                       and

                                     DEALER:



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                             DEALER SALES AGREEMENT


This Agreement is between SurVivaLink Corporation ("SVL") and the above named dealer. SVL is a Minnesota corporation. This Agreement shall be governed by the laws of the State of Minnesota.

1. APPLICATION AND ACCEPTANCE.

         This document, upon being appropriately signed in duplicate by Dealer, shall constitute an application for appointment as Dealer of SVL under all the terms and conditions herein set out. At such time as this document is accepted and signed by SVL and a Copy signed by SVL is returned to Dealer, the Dealership will then be established.

         Dealer's non-exclusive territory and the SVL product line which Dealer agrees to sell and support in such territory are described in Exhibit A and Exhibit B.

         This Agreement, including Exhibits, defines the responsibilities of the parties and constitutes the entire agreement between them. This Agreement supersedes any and all prior agreements and trade practices between the parties and may be modified only in writing signed by both parties.

2. HANDLING OF ORDERS.

         All orders are subject to acceptance by SVL at such place as it shall direct, with the approval of SVL's Credit Manager. Dealer's failure to furnish updated, accurate financial information upon request constitutes a breach hereunder. Financial information includes full information pertaining to the ownership and management of Dealer and the Dealer's source of financial support.

3. TERMS OF SALE.

         All Sales to Dealer shall be at prices and upon terms established by SVL and published in Dealer Price List. Dealer shall treat the Dealer Price List as confidential. SVL shall have the right in its sole discretion from time to time, to establish, change, alter or amend prices, product lines, and other terms and conditions of sales with thirty days prior written notice to the Dealer.

         As between the Dealer and ultimate retail customer, Dealer may not accept orders in SVL's name or make price quotations or delivery promises on SVL's behalf. SVL shall deliver products sold hereunder to Dealer F.O.B. shipping point and invoice dealer. Terms of sale will be Net 30. All past due accounts will be subject to late fees or finance charges established in the credit policy of SVL from time to time.

4. SVL RESPONSIBILITY.

         SVL agrees to sell products to the Dealer as indicated in Section 3 preceding. SVL's responsibility shall include the following:

         A) Warranties. The Company makes no representation or warranty as to the products sold to Dealer, except those set forth in the Company's warranty and limitation of warranty in effect at the time of confirmation of order for such products, as such warranty may be modified by the Company from time to time (the "Warranty"). The Company's current warranty is set forth in Exhibit C to this Agreement below. THE COMPANY'S WARRANTY RUNS TO THE ORIGINAL END-USER ONLY. Dealer shall make no warranty or other representation regarding products, express or implied, other than the Warranty. If dealer makes, or if a customer or other user of the products claims that the Dealer has made, any warranty or representation inconsistent with or in addition to the Warranty, Dealer shall, at its own expense, defend, indemnify and hold harmless the Company from and against any claim thereon of any nature whatsoever. Dealer further agrees to indemnify and hold harmless the Company with respect to any additional warranties made by Dealer by reason of Dealer's failure to comply with any laws, statutes, rules or ordinances in connection with the resale of the products.

                  EXCEPT AS EXPRESSLY PROVIDED IN THE COMPANY'S STANDARD WARRANTY, THE COMPANY MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PRODUCT OR PORTION THEREOF, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE COMPANY SHALL UNDER NO CIRCUMSTANCES BE LIABLE TO DEALER OR ANY THIRD PARTY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY NATURE WHATSOEVER, EVEN IF THE COMPANY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

         B) Sales support. SVL will maintain sales support for the purpose of actively promoting the use and sales of SVL products. SVL will furnish literature, supporting professional papers, and other support it deems necessary to help the Dealer effectively promote its products.

5. DEALER RESPONSIBILITY.

         A) Sales Representation. Dealer shall use its best efforts to sell and promote the sale of SVL products in the assigned territory. Dealer will promote and demonstrate SVL's products whenever requested by the Dealers customers. Dealer will require its sales personnel to carry, display and show SVL products as SVL may reasonably request. Dealer shall maintain proper customer relations.

         B) Installation and Sales Training. Dealer will have sales people in attendance at any initial product training program for the Dealer or its representatives.

         C) Inventory. Dealer agrees to maintain an inventory of the product line at all times. Dealer will inventory at least one demonstration defibrillator and at least one defibrillator for retail sales.

         D) Product Traceability. It is acknowledged by both parties that it is essential that SVL at all times have full and complete records indicating the sales of SVL products and full identification of all purchasers from Dealer of SVL products. Dealer shall accordingly maintain and furnish such information regularly and accurately to SVL. Dealer agrees and shall abide by all regulations and procudures promulgated by the U.S. Food and Drug Administration or SVL regarding product traceability

         E) Confidential Information. Dealer agrees not to make available or accessible to any third party any confidential information such as technical or commercial data or other information of a competitive, special or confidential nature specified as such transmitted to Dealer by SVL, and this undertaking shall continue to be applicable for a three year period following the termination of the Agreement for whatever cause. Dealer agrees to maintain confidentiality of SVL marketing plans, price lists, commission schedules, and like materials for a period of one year following termination of the Agreement for whatever cause.

         F) Alterations. Dealer agrees not to alter the equipment sold hereunder in any way and not to remove the SVL name or brand or repaint such equipment.

         G) SVL Name and Trademarks. The Dealer shall only use the name SurVivaLink or trademarks for the duration of this Agreement and only in a manner approved by SVL.

         H) Notification of Proprietary Breaches. Dealer agrees to notify SVL of competitive breaches or alleged breaches of SVL patents, trademarks, and tradenames.

         I) Sales Orders. Dealer shall issue a properly authorized Purchase Order for the purchase of product from SVL.

         J) Notification of Customer Complaints. Dealer shall notify SVL of any and all complaints of customers concerning the installation, service or performance of SVL products in a timely matter.

         K) Hold Harmless. Dealer agrees to hold SVL harmless of any actions which are the responsibility of the Dealer, including, but not limited to, responsibilities named in the agreement herein, as well as negligence, fraud, misconduct, warranties, or other actions caused or made by Dealer.

6.  TERM AND TERMINATION OF THE AGREEMENT.

         This Agreement shall extend for one year from the date it is accepted by SVL. It will be automatically renewed on its anniversary date for one additional year unless either party notifies the other in writing not less that ninety (90) days prior to scheduled expiration that the Agreement will not be renewed. Thereafter, the Agreement may be extended from time to time by written extensions and signed by both parties.

         Termination of this Agreement may occur under the following causes:

                  A) For Material Breach. In the event of any material breach of the Agreement by the other which remains uncured for more than ten days after written notification of the breach by the party seeking to enforce the contract, either party may terminate this Agreement.

                  B) By Mutual Consent. This Agreement may be terminated by mutual consent.

                  C) For Payment Delinquency. SVL may terminate this Agreement on ten days written notice to Dealer of delinquent payment extending for ninety days or more. Dealer is responsible for any and all collection and/or attorney fees incurred by SVL to effect the collection of past due accounts.

                  D) For Insolvency of Dealer or Other Cause. SVL may terminate this Agreement upon the insolvency of the Dealer or upon any sale, assignment or change in the ownership or control of the active management of the Dealer or upon any other substantial organizational change.

                  E) Without Cause. SVL or Dealer may terminate this relationship without cause upon ninety (90) days notice to the other party.

7. UNDERTAKINGS RELATED TO TERMINATION OF AGREEMENT.

         Upon termination of this Agreement from whatever cause:

                  A) Dealer agrees to return to SVL immediately after termination all documentation, such as price information, sales letters, technical data sheets, instructions, and the like. This also refers to quotation records, etc., necessary for SVL to resume pending negotiations.

                  B) SVL shall have the option (but not the obligation) to purchase from Dealer and Dealer agrees to sell to SVL at the current dealer net cost (except for discounted items), any or all SVL products, to which Dealer has title upon said termination.

                  C) Dealer agrees that no obligation shall exist for SVL to indemnify Dealer for damages of any kind pertaining to Dealer's costs and expenses in the promotion of SVL products, it being understood that the dealer price permits a sufficient return to the Dealer.

8. CONSTRUCTION OF AGREEMENT.

         The terms of this Agreement are severable. Any variation between any printed portion of this contract and any typed or handwritten portion shall be resolved in favor of the typed or handwritten portion as against the printed portion. Any variation between the terms of this Agreement and the terms of the Attachments shall be resolved in favor of the terms of the Attachments.

9. DISPUTES AND ARBITRATION.

         The parties agree that any disputes or questions arising hereunder, including the construction or application of this Agreement, shall be settled by arbitration in accordance with the then existing rules of the American Arbitration Association. The Decision of the arbitrator shall be final and binding upon the parties both as to law and to fact and shall not be appealable to any court in any jurisdiction. The expenses of the arbitrator shall be shared equally by the parties, unless the arbitrator determines the expenses shall be otherwise assessed.

10. MISREPRESENTATION.

         Any misrepresentation by Dealer at any time of any pertinent information pertaining to Dealer's financial position or SVL-related business activities shall give SVL a right to terminate this Agreement forthwith by written notice.

11. INDEPENDENT CONTRACTOR.

         Dealer is not an employee of SVL for any purpose whatsoever, but is an independent contractor. SVL shall not have the right to require Dealer to do anything which would jeopardize the relationship of independent contractor status between SVL and Dealer. All expenses and disbursements incurred by Dealer in connection with this Agreement shall be borne wholly and completely by Dealer. Dealer does not have, nor shall Dealer hold Dealer out as having any right, power, or authority to create any contract or obligation, either express or implied, on behalf or, in the name of, or binding upon SVL, unless SVL shall consent thereto in writing.

12.  INCORPORATION OF EXHIBITS.

         Exhibits A through C are incorporated by reference as thought set out in full. Each page of such exhibits shall be initialed by Dealer upon delivery of this Agreement to SVL, and by SVL when it executes this Agreement.

13. IDENTITY OF DEALER.

         Trade Name:

         Trade Address:






         Phone:

         Form of Organization: (indicate by check mark)

         [ ] Partnership      [ ] Sole Proprietorship       [ ] Corporation


         Fed ID #:


14. AUTHORITY TO EXECUTE.

         The undersigned persons signing this document personally represent that they have the authority to do so on behalf of their respective organizations.


         NAME OF DEALER:


             Dated and Signed this      day of           , 19              .


             By:

             Title:

             Printed Name:



         SURVIVALINK CORPORATION


             Dated and Signed this      day of           , 19              .


             By:

             Title: Chief Executive Officer

             Printed Name: Byron L. Gilman



                                   "EXHIBIT A"

         Dealer is authorized to distribute SVL products as named below in this exhibit on a non-exclusive basis as described the Exhibit B.

             Products:








                                   "EXHIBIT B"

         Dealer is hereby authorized on a non-exclusive basis in the territory named below in the exhibit all products named in Exhibit A.


             Territory:




                                   "EXHIBIT C"